UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 15, 2006

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York (Address of principal executive offices)		10007 (Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Today a subsidiary of Verizon Communications Inc. (“Verizon”) delivered approximately 29.4 million shares of newly-issued Verizon common stock to Price Communications Corporation (“Price”) in exchange for a limited partnership interest in Verizon Wireless of the East LP (“VZEast”), pursuant to the Exchange Agreement dated as of December 18, 2001 by and among Price, Price Communications Cellular, Inc., Price Communications Cellular Holdings, Inc. and Verizon, Verizon Wireless, Inc., Cellco Partnership, and VZEast. The issuance of these shares has been reflected in Verizon’s previously reported diluted earnings per share as exchangeable equity interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	August 15, 2006	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller